UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2025

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Regency Forest Drive, Suite 300, Cary, NC	27518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Heron Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Office Lease Agreement (the “Lease”), dated as of August 22, 2025, with USEF HCG Fenton LLC, a Delaware limited liability company (the “Landlord”). The Lease is for the Company’s new corporate headquarters, which is approximately 16,837 rentable square feet (the “Premises”) at 25 Fenton Main Street, Cary, North Carolina, 27511 (the “Building”).

The Lease provides for a term of approximately one hundred eleven months. Under the terms of the Lease, the Tenant has the option to extend the Lease one time for a period of eighty-four additional months, by providing written notice to the Landlord not more than 18 months nor less than 12 months prior to the expiration date. In addition, during the term of the Lease, the Lease also provides the Tenant with a one-time “right of first refusal” with respect to any vacant space contiguous to the Premises, when such space becomes available for lease, subject to any terms provided by the Landlord in connection with the offer to lease such space.

Beginning on the Commencement Date (the “Term Commencement Date”), the Company’s monthly base rent under the Lease will be $614,550.50 for the first 12-month term, which will increase by a certain percentage per each subsequent 12-month term, and will also be responsible for paying its proportionate share of operating costs; provided, that base rent and estimated operating costs will be abated during a certain number of months after the Term Commencement Date.

The Lease contains customary representations, warranties, and covenants.

The foregoing description of the Lease is not complete and is qualified in its entirety by reference to the complete terms and conditions of the Lease. A copy of the Lease will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: August 28, 2025	/s/ Ira Duarte
Ira Duarte
Executive Vice President, Chief Financial Officer